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                                  EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                          In connection with the Quarterly Report of Linkwell
                 Corporation (the "Company") on Form 10-QSB/A for the period ended June 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Xue Lian Bian, CEO of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

                          1. The Report fully complies with the requirements of
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                          2. The information contained in the Report fairly
                 presents, in all material respects, the financial condition and result of operations of the Company.


                                                      /s/ Xue Lian Bian
                                                     ---------------------------
                                                     Xue Lian Bian,
                                                     CEO, President,
                                                     principal executive
                                                     officer and  principal
                                                     financial and accounting
                                                     officer
                 November 7, 2006

                 A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request